EXHIBIT 3.1(ii)

BY-LAWS

OF

PREMIER FINANCIAL BANCORP, INC.

ARTICLE I
Offices

1.1           Principal Office.  The principal office of the Corporation in the Commonwealth of Kentucky shall be located in Vanceburg, Kentucky.  The Corporation may have such other offices, either within or without the Commonwealth of Kentucky, as (i) the business of the Corporation may require from time to time, and (ii) applicable banking laws or regulations or interpretations thereunder permit.
1.2           Registered Office.  The registered office of the Corporation shall be the offices of Holder and Lykins, 407-409 Second Street, Vanceburg, Kentucky 41179-0160.  The address of the registered office may be changed from time to time by the Board of Directors.
ARTICLE II
Shareholders
2.1           Annual Meetings.  The annual meeting of the shareholders shall be held at such time, place and on such date as the chief executive officer may designate, said date to be no later than six months following the end of the Corporation's fiscal year.  The purpose of such meetings shall be the election of directors and the transaction of such other business as may properly come before it.  If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable.
2.2           Special Meetings.  Special meetings of the shareholders may be called by the chief executive officer or by a majority of the members of the Board of Directors, or by the holders of not less than one-third of all the outstanding shares of the Corporation entitled to vote at such meeting.
2.3           Place of Special Meetings.  The Board of Directors may designate any place within or without the Commonwealth of Kentucky as the place for any special meeting of shareholders called by the Board of Directors.  If no designation is properly made, or if a special meeting is otherwise called, the place of meeting shall be at the principal office of the Corporation in the Commonwealth of Kentucky.
2.4           Notice of Annual or Special Meetings.  The Corporation shall notify shareholders of record of the date, time and place of each annual or special shareholders meeting to be held, and, in case of a special meeting, the purpose or purposes for which the meeting is called, no less than 10 days nor more than 60 days before the date of the meeting.  Notice may be given orally, if reasonable, or in written form, delivered personally or by mail, by or at the direction of the chief executive officer or the Secretary, or the person calling the meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail correctly addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage prepaid.
2.5           Closing Transfer Books and Fixing of a Record Date.  The Board of Directors of the Corporation may close its stock transfer books for a period not exceeding 70 days, immediately prior to the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any exchange or reclassification of shares shall be effective; or in lieu thereof, may fix in advance a date, not exceeding 70 days prior to the date of any meeting of shareholders, or to the date for the payment of any dividend or for the allotment of rights, or to the date when any exchange or reclassification of shares shall be effective, as the record date for the determination of shareholders entitled to notice of, or to payment of any such dividend or to receive any such allotment of rights, or to exercise rights in respect of any exchange or reclassification of shares.  The shareholders of record on such record date shall be the shareholders entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, in the event of an exchange or reclassification of shares, as the case may be.  If the transfer books are not closed and no record date is fixed by the Board of Directors, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted or such other action is taken, as the case may be, shall be deemed to be the record date for the determination of the shareholders of the Corporation and the number of shares owned by them for all of the purposes set forth in the immediately preceding sentence.  When a record date has been established as provided herein, such record date shall be effective for any adjournment of the meeting for which such record date was established, unless the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, in which case the Board of Directors shall establish a new record date in accordance with these By-laws.
2.6           Voting Record.  The officer or agent having charge of the Corporation's stock transfer books shall make a complete list of the shareholders entitled to vote at each meeting, with the address of, and the number of shares held by, each shareholders.  Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the course of the meeting.
2.7           Quorum.  A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders.  If a quorum of shareholders is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Kentucky Business Corporation Act or by the Articles of Incorporation or these By-Laws.  The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
2.8           Proxies.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.  A proxy may be revoked in writing at any time unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.  The effective time of such revocation shall be the time the Secretary of the Corporation receives the written notice of revocation.
2.9           Voting of Shares by Certain Holders.
(a)           Shares standing in the name of another corporation may be voted by that corporation's president or by proxy appointed by him or by such other person as the board of directors of such other corporation may determine.
(b)           Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.
(c)           Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.
(d)           Where shares are held jointly by two or more fiduciaries, unless the Secretary of the Corporation is given written notice to the contrary by any of such fiduciaries, the vote of one or more of such fiduciaries shall be presumed to be the vote of all such fiduciaries.  Where shares are held jointly by two or more fiduciaries, the will of the majority (or both in the case of two fiduciaries) of such fiduciaries shall control the manner of voting or the giving of a proxy unless the instrument or order appointing the fiduciaries otherwise directs.  where, in any case, fiduciaries are equally divided upon the manner of voting shares jointly held by them, any court of competent jurisdiction may, upon petition filed by any of the fiduciaries, or by any beneficiary, appoint an additional person to act with the fiduciaries in determining the manner in which the shares shall be voted upon the particular questions as to which the fiduciaries are divided.
(e)           A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.
(f)           Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.
(g)           The Secretary or any shareholder may demand written proof that the person asserting the right to vote shares pursuant to this Section 2.9 holds the position he claims to hold and has been properly authorized to vote the shares he represents.  Such proof, if demanded, shall be presented prior to the voting of such shares by such person.
2.10           Nominations for Election to Board of Directors.  Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock entitled to vote for election of directors.  Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the President of the Corporation not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Corporation not later than the close of business on the 7th day following the day on which the notice of the meeting was mailed.  Such notification shall contain the following information to the extent known to the notifying shareholder:
(1)           The name and address of each proposed nominee,
(2)           The principal occupation of each proposed nominee,
(3)           The total number of shares of capital stock of the Corporation that will be voted for each proposed nominee,
(4)           The name and residence address of the notifying shareholder, and
(5)           The number of shares of capital stock of the Corporation owed by the notifying shareholders.
The chairman of the meeting may, in his discretion, disregard nominations not made in accordance with this section and, if the chairman disregards said nominations, the vote tellers may disregard all votes cast for each such nominee.
2.11           Cumulative Voting.  At each election for directors, each shareholder entitled to vote at such election shall have the right to cast, in person or by proxy, as many votes in the aggregate as he shall be entitled to vote under the Corporation's Articles of Incorporation, multiplied by the number of directors to be elected as such election; and each shareholder may cast the whole number of votes for one candidate or distribute such votes in whole numbers among two or more candidates.  Except as provided in Section 3.9, directors shall not be elected in any other manner.
2.12           Action by Consent of Shareholders.  Any action required to be taken, or which may be taken, at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by shareholders entitled to vote on the action representing not less than 80% of the votes entitled to be cast; provided, however, that the election of directors without a meeting may occur only if a consent in writing is signed by all of the shareholders entitled to vote thereon.
2.13           Waiver and Consent to Meeting of Less Than All Shareholders.  If a shareholder meeting shall occur without all shareholders in attendance, a prior or subsequent written waiver of notice or consent to the holding of such meeting by the absent shareholders shall be equivalent to the call and giving of any requisite notice, and such meeting shall be valid without call or notice, and any corporate action may be taken at such meeting.
ARTICLE III
Directors
3.1           General Powers.  The business affairs of the Corporation shall be managed by its Board of Directors.
3.2           Number, Tenure and Qualifications.  The number of directors of the Corporation shall be fixed by the Board of Directors from time to time.  The initial Board of Directors shall consist of three (3) directors.  Each director shall hold office for the term for which he was elected and until his successor shall be elected and qualified, whichever period is longer.
3.3           Removal and Resignations.  At a meeting of shareholders called expressly for the purpose of removing one or more directors, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at any election of directors.  If less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his removal are sufficient to elect him if such votes had been cumulatively voted at an election of the entire Board of Directors or, if there are classes of directors, at an election of the class of directors of which he is a part.  Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Articles of Incorporation, the provisions of this Section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.  Any member of the Board of Directors may resign from the Board of Directors at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
3.4           Annual and Regular Meetings.  An annual meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders.  The Board of Directors may provide by resolution the time and place, either within or without the Commonwealth of Kentucky, for the holding of regular meetings without other notice than such resolution.
3.5           Special Meetings.  Special meetings of the Board of Directors may be called by, or at the request of, the President or, if the Corporation has more than one director, any two directors.  All special meetings of the Board of Directors shall be held at the principal office of the Corporation or such other place as may be specified in the notice of the meeting.
3.6           Notice.  Notice of any special meeting shall be given at least two days prior thereto, either orally, if reasonable, or by written notice delivered personally or mailed to each director at his business address, or by telegram.  If mailed, such notice shall be deemed to be delivered at the earliest of the following: (a) when received, (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.  If notice if given by facsimile transmission, such notice shall be deemed to be delivered when the facsimile transmission has been confirmed by the recipient.  Any director may waive notice of any meeting.  The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
3.7           Quorum.  A majority of the number of directors fixed by, or determined in accordance with, Section 3.2 of these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided, if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
3.8           Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise required by the Articles of Incorporation.
3.9           Newly Created Directorships and Vacancies.  Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority of the remaining directors then in office, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until his successor shall have been duly elected and qualified, or until his earlier resignation or removal.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
3.10           Compensation.  By resolution of the Board of Directors each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated annual stipend as director or a fixed sum for attendance at each meeting of the Board of Directors.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
3.11           Action by Written Consent.  Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting for the action so taken, shall be signed by all of the directors.
3.12           Chairman and Vice-Chairman of the Board.  The Board of Directors may appoint one of its members Chairman of the Board of Directors.  The Board of Directors may also appoint one of its members as Vice-Chairman of the Board of Directors, and such individual shall perform such duties as may be assigned to him by the Board of Directors.
ARTICLE IV
Officers
4.1           Classes.  The officers of the Corporation, which shall include any Chairman of the Board and Vice Chairman of the Board which may be appointed pursuant to Section 3.12, shall be (i) a President, (ii) one or more Vice Presidents, the number of which shall be determined by the Board of Directors, (iii) a Secretary and (iv) a Treasurer, each of whom shall be elected by the Board of Directors.  Further, the Board of Directors may elect or appoint such other officers and assistants to officers as it from time to time deems necessary.  Any two or more offices may be held by the same person, except that the offices of President and Secretary may not be held by the same person.
4.2           Election and Term of Office.  The officers of the Corporation shall be elected by the Board of Directors at the first, and thereafter at each annual, meeting of the Board of Directors.  If the election of officers is not held at any such meeting, such election shall be held as soon thereafter as is practicable.  Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors.  Each officer shall hold office until his successor is duly elected or until his death or until he resigns or has been removed in the manner hereinafter provided.
4.3           Removal and Resignations.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.  Any officer of the Corporation may resign at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
4.4           Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.
4.5           President.  The President shall be the chief executive officer of the Corporation.  If no Chairman has been appointed pursuant to Section 3.12 or, in the absence of the Chairman, the President shall preside at all meetings of the shareholders and of the Board of Directors.  The President may sign certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof is expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or is required by law to be otherwise signed or executed.  The President shall, in general, perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.  Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meetings of shareholders of any corporation in which the Corporation may hold stock, and at any such meeting shall hold and may exercise all rights incident to the ownership of such stock which the Corporation, as owner, would have had and exercised if present.  The Board of Directors may confer like powers on any other person or persons.
4.6           Vice-President.  In the absence of the President, or in the event of his inability or refusal to act, the Vice-President (or, in the event there be more than one Vice-President, the Vice-Presidents in order designated at the time of their election, or in the absence of any designation, then in the order of their election), shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions imposed upon the President.  Any Vice-President may sign, with the Secretary or an assistant secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors.
4.7           Secretary.  The Secretary shall (a) keep the minutes of the shareholders' meetings and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal, if any, of the Corporation; (d) keep a register of the mailing address of each shareholder; (e) sign with the President or Vice-President certificates for shares of stock of the Corporation; (f) have general charge of the stock transfer books of the Corporation; and, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or the Board of Directors.
4.8           Treasurer.  The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation.  The Treasurer shall have authority to receive all monies and to pay out and disburse such monies under the direction and control of the Board of Directors.  The Treasurer shall deposit to the credit of the Corporation all monies not required for the convenience of the Corporation's business, in such banks, trust companies or other depositories as the Board of Directors may from time to time direct.  The Treasurer shall in general perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.
4.9           Other Officers; Assistant Officers.  If the Board of Directors elects or appoints (i) other officers, (ii) one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, or (iii) assistants to any other offices, such officers and assistant officers shall exercise such powers and perform such duties as pertain to their respective offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the President or in the case of assistant officers, the respective officer to whom they are assistants.
4.10           Compensation.  The compensation of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, and the President of the Corporation shall be fixed from time to time by the Board of Directors.  The compensation of the other officers of the Corporation may be fixed by the President, although such compensation may from time to time be reviewed and altered by the Board of Directors.  No officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE V
Contracts, Loans, Checks and Deposits
5.1           Contracts.  The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract and execute and deliver any instruments in the name of and on behalf of the Corporation.  Such authority may be general or confined to specific instances.
5.2           Loans.  No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.
5.3           Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors.
5.4           Deposits.  All funds of the Corporation not otherwise employed shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies and other depositories as the Board of Directors may select.
ARTICLE VI
Certificates for Shares; Uncertificated Shares; Transfers

6.1           Certificates for Stock.  The shares of the Corporation’s stock may be certificated or uncertificated, as provided under Kentucky law, and shall be entered in the books of the Corporation and registered as they are issued.  Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by the shareholder.  Any certificates issued to any shareholder of the Corporation shall bear the name of the Corporation and state that it is organized under the laws of the Commonwealth of Kentucky, the name of the shareholder, and the number and class (and the designation of the series, if any) of the shares represented.  Each certificate shall be signed either manually or by facsimile, by (i) the President or a Vice President and (ii) by the Secretary or an Assistant Secretary, and, if a seal has been adopted, shall be sealed with the seal of the Corporation or a facsimile thereof.  If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, then the certificate is nevertheless valid.
Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the Commonwealth of Kentucky, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and the designations, relative rights, preferences, and limitations applicable to each class of shares and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).  Alternatively, such written notice may state conspicuously that the corporation will furnish the shareholder this information on request in writing and without charge.
6.2.           Transfers of Stock.   Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books.  Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Corporation.
Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation.  If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.
The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.
6.3           Lost, Stolen or Destroyed Certificates.  Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon the Corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.

ARTICLE VII
Emergency By-Laws
The Board of Directors may adopt, either before or during an emergency, as that term is defined by the Kentucky Business Corporation Act, any emergency regulations permitted by the Kentucky Business Corporation Act which shall be operative only during such emergency.  In the event the Board of Directors does not adopt any such emergency regulations the special rules provided in the Kentucky Business Corporation Act shall be applicable during such emergency.
ARTICLE VIII
Indemnification of Directors and Officers
The Corporation shall, to the fullest extent permitted by, and in accordance with the provisions of, the Kentucky Business Corporation Act, indemnify each director and officer of the Corporation against expenses (including attorneys' fees), judgments, taxes, fines, and amounts paid in settlement, incurred by him in connection with, and shall advance expenses (including attorneys' fees) incurred by him in defending, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) to which he is, or is threatened to be made, a party by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise.  Advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Board of Directors or shareholders may reasonably require, by or on behalf of the person seeking indemnification to repay amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized herein.
The indemnification provided for by this Article VIII shall not be deemed exclusive of any other rights to which directors or officers of the Corporation may be entitled under any statute, agreement, by-law, or action of the Board of Directors or shareholders of the Corporation, or otherwise, and shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs executors, and administrators of such a person.
Without in any way limiting the Corporation's power to purchase and maintain insurance for any other purpose or on behalf of any other person, the Corporation may, but is not required to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the Corporation would have the power or be obligated to indemnify him against such liability under the provisions or this Article VIII of the Kentucky Business Corporation Act.  Once purchased and maintained the Corporation is not obligated to continue to purchase and maintain such insurance.
ARTICLE IX
Miscellaneous
9.1           Amendments.  The Board of Directors shall have the power and authority to alter, amend or repeal these By-Laws by the vote of a majority of the entire Board of Directors, subject always to the power of the shareholders to change or repeal such By-Laws.
9.2           Fiscal Year.  The Board of Directors shall have the power to fix, and from time to time change, the fiscal year of the Corporation.
9.3           Seal.  The Board of Directors may adopt a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, and the word "SEAL".
9.4           Waiver of Notice.  Whenever any notice is required to be given under the provisions of these By-Laws, the Articles of Incorporation, or the Kentucky Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.
9.5           Inspection of Books.  Any shareholder of the Corporation, upon five business days prior written demand, may examine, in person or through his agent, at any reasonable time and for any proper purpose, the books and records of the Corporation identified in KRS Section 271B.16-010 and may make copies thereof, and any shareholders of the Corporation, upon five business days prior notice, may inspect and copy the records of the Corporation identified in KRS Section 271B.16-020(2) if (i) his demand is made in good faith and for a proper purpose, (ii) he describes with reasonably particularity his purpose and the records he desires to inspect, and (iii) the records are directly connected with his purpose; PROVIDED, however, that absent an order from a court of competent jurisdiction in a proceeding to which the Corporation is a party, no examination may be made of any reports or other correspondence from any federal or state bank regulatory agency which is required to be treated as confidential under law, nor shall any examination be made of the loan records concerning, or the personal financial or account statements of, any borrower or customer of the Corporation.
9.6           Surety Bonds.  The Board of Directors shall cause such officers and employees as are required by law to be bonded to be included in one or more blanket or schedule bonds and the amounts, conditions or sureties with respect to such bonds shall be subject to any necessary approval of a federal, state or local banking agency having jurisdiction over the Corporation's business.  Further, the Board of Directors may cause any other offices, agents or employees of the Corporation to furnish a bond in an amount, upon such conditions and with such sureties as it may determine and approve.
9.7           Construction.  Unless the context specifically requires otherwise, any reference in these By-Laws to any gender shall include all other genders; any reference to the singular shall include the plural; and any reference to the plural shall include the singular.
9.8           Inconsistent Provisions.  In the event that any provision of these By-Laws is or becomes inconsistent or conflicts with any provision of the articles of incorporation (including, without limitation, any designation in respect of the rights, preferences or privileges of any now existing or hereafter created class or series of preferred stock), the Kentucky Business Corporation Act or any other applicable law, the provision of these By-Laws shall not be given any effect to the extent of such inconsistency or conflict but shall otherwise be given full force and effect.  Without limitation of the generality of the foregoing, Section 2.10 of these By-Laws shall not apply with respect to the rights (if any) of the holder(s) of any class or series of now existing or hereafter created class or series of preferred stock to elect directors of the Corporation.